EXHIBIT 99.5
                                                                    ------------

                         CLOSING STATEMENT AND AGREEMENT

         This Closing Statement is effective December ____, 2006 by and among Phyle Industries Limited, Inc. ("Phyle"), A.S.T., Inc., a Michigan corporation ("AST") and National DataComputer, Inc., a Delaware corporation ("NDI") to outline the transfers of assets made as of the effective date, pursuant to the agreement among the parties dated November 28, 2006 for the exchange among them of certain interests including NDI's Audit Business Assets, as evidenced by other documents entered into and delivered as of the Effective Date.

CREDITS TO PHYLE:
Phyle transfer to NDI:
 22,301,900 Common Shares                                      $250,000.00
         4,150 preferred shares of NDI stock                   $500,000.00
CREDITS TO NDI:
         Transfer by NDI to AST of the Audit
         Business Assets                                       $500,000.00
                                                               -----------
Payment due NDI to Phyle                                       $250,000.00

Each of the parties hereto agrees with each of the other parties that such party will at its own expense and without further consideration, at any time or from time to time after the date hereof, execute and deliver any and all such documents and instruments and take any and all such other actions as the other parties, or any of them, may reasonably request in order to consummate and make effective the transactions contemplated in this Agreement. In addition to legal remedies to the extent allowed under this Agreement or by law, in recognition of the unique subject matter of this Agreement and of the potential insufficiency of remedies at law, the parties hereto shall be entitled to equitable remedies with respect to a breach of or default under this Agreement including without limitation, seeking specific performance and injunctive relief.

Acknowledged and accepted:

NATIONAL DATACOMPUTER, INC.

By: _______________________
    William Berens, President

PHYLE INDUSTRIES LIMITED, INC.

By: ______________________
    Charles E. Phyle, President

A.S.T., INC.

By: _______________________
    Charles E. Phyle, President